UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2014

Blue Water Ventures International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120967	20-1204606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1765 Country Walk Drive, Fleming Island, FL 32003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (904) 215-7601

(Former name or former address, if changed since last report.)    N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Echange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13-e4(c))

SECTION 5  -  Corporate Governance and Management

Item 5.02     Departure of Directors; Election of Directors

Effective March 15, 2014, Michael Donaghy resigned as a member of our Board of Directors.  His resignation was not related to any disagreement with the Company.

As of the date hereof Larry W. Hoogendoorn was appointed to fill the vacancy on the Company’s Board of Directors that was created by Mr. Donaghy’s departure.  Mr. Hoogendoorn is currently a shareholder of the Company and has an interest in gross revenues received from the Company’s current operations in Panama.  His compensation for serving on the Company’s Board of Directors has yet to be determined.

SECTION 7  -  REGULATION FD

Iten 7.01     Regulation FD Disclosure

On April 11, 2014, the Registrant issued a press release which announced the resignation of one of its directors and the appointment of a new director to fill the vacancy created by the director's departure.  The press release reads substantially as follows:

FOR IMMEDIATE RELEASE

Executive Management Change

Jacksonville, Florida -  Blue Water Ventures International, Inc., (“BWVI” or the “Company”), a publicly traded company (Symbol: BWVI.PK) engaged in the search and recovery of historic and modern era shipwrecks, announced that effective March 15, 2014, Michael Donaghy, resigned as one of its directors to pursue other interests.    Mr. Donaghy’s resignation from the Board of Directors of the Company did not result from any disagreement with the Company.  The Company further announced that as of today, Larry W. Hoogendoorn  was appointed as a Director of the Company to fill the vacancy created by Mr. Donaghy’s departure.

Mr. Hoogendoorn, an engineer, has a distinguished career with major and independent oil and gas exploration and production companies spanning several decades. His experience includes assignments in various domestic and international engineering and management positions overseeing multi-million dollar exploration and production projects.  His technical, management and problem solving strengths will be invaluable to the Company. Mr. Hoogendoorn’s project management experience in Russia, Egypt, Indonesia and West Africa will be instrumental in the pursuit of new international historical shipwreck salvage projects.

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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on various assumptions and involve substantial risks and uncertainties, including, without limitation, those relating to the pursuit of new projects, the successful salvage of lost vessels, our ability to do so profitably, as well as many other factors which may or may not be beyond our control.  No assurance is given that we will be able to successfully or profitably pursue our salvage operations

Blue Water Ventures International, Inc.
W. Keith Webb (904)215-7601
kw@bwvint.com
Investor Relations
Source: BLUE WATER VENTURES INTERNATIONAL, INC.
Released: April 11, 2014

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this report shall not be treated as filed, for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER VENTURES INTERNATIONAL, INC.
(Registrant)
Date: April 11, 2014	/s/ W. Keith Webb
W. Keith Webb, President

End of Filing